UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2009
NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	770419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
	350 E. Plumeria Dr. San Jose, CA 95134

(Address, including zip code, of principal executive offices)

	(408) 907-8000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On January 14, 2009, the Board of Directors of NETGEAR, Inc. ("NETGEAR") elected Jocelyn Carter-Miller to serve as a member of the Board of Directors (the "Board") and appointed Ms. Carter-Miller as a member of the Audit Committee of the Board, all effective January 14, 2009.

Upon joining the NETGEAR Board, Ms. Carter-Miller received an initial grant of eight thousand (8,000) restricted stock units, which will vest one-third (1/3) per year upon each anniversary of her start date. NETGEAR and Ms. Carter-Miller also entered into the standard NETGEAR Indemnification Agreement for directors.

On January 16, 2009, NETGEAR issued a press release announcing the appointment of Ms. Carter-Miller to its Board. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description

99.1 Press Release, dated January 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: January 16, 2009 By: /s/ Andrew W. Kim

Andrew W. Kim

Vice President, Legal and Corporate Development

EXHIBIT INDEX

Exhibit Number Description

99.1 Press Release, dated January 16, 2009